Exhibit 99.1

SUNWORKS REPORTS THIRD QUARTER 2022 RESULTS

PROVO, UT., November 8, 2022 - Sunworks, Inc. (NASDAQ: SUNW), a leading provider of solar power and battery storage solutions for residential, agriculture, commercial, industrial, and public works markets, today announced financial results for the third quarter of 2022.

THIRD QUARTER 2022 RESULTS

(As compared to the Third Quarter 2021)

●	Total revenue of $40.7 million, a 30.4% increase,
●	Gross profit of $19.5 million, a 49.3% increase,
●	Residential Solar segment revenue of $36.7 million, a 57% increase
●	Commercial Solar Energy Solar segment revenue of $4.1 million, a 48% decrease
●	Total Residential Solar segment originations increased 48% year over year
●	Total Commercial Solar Energy segment orders of $8.2 million
●	Total backlog increased 116% to $110 million, including $15 million sequential growth driven by improved residential and commercial demand

“During the third quarter, we capitalized on strong underlying demand for our integrated solar solutions, while continuing to advance our multi-year business transformation strategy,” stated Gaylon Morris, Chief Executive Officer of Sunworks. “As household electricity bills continue to rise, order rates for new residential rooftop solar installations accelerated on a year over year basis, contributing to robust year-over-year revenue growth in the third quarter. While customer financing costs have increased in tandem with higher interest rates, the economic case for residential solar remains highly compelling, particularly for customers who value independent, reliable access to renewable energy.”

“Earlier this year, we introduced a series of strategic actions intended to drive improved operating leverage and profitability,” continued Morris. “These actions focused on the launch of a customer-centric service model, expansion of our direct sales channel and enhanced sourcing and supply chain capabilities. In combination, these actions have quickly led to measurable performance improvements in our Residential Solar segment.”

“Within our Residential Solar segment, total watts installed during the third quarter increased by 50% on a year-over-year basis, driven by strong new contract origination sourced through our direct sales force,” continued Morris. “Our direct sales force, which now includes more than 600 agents in 14 metro markets, represented 24% of total Residential Solar segment revenue in the period, versus less than 4% of segment revenue in the prior-year period.”

“Total backlog grew materially on both a sequential and year-over-year basis during the third quarter, driven by accelerating demand across both of our Commercial Solar Energy and Residential Solar segments,” continue Morris. “Given the impact of recent price actions, we estimate that our backlog has improved margins, which will be realized next quarter.”

“As planned, we invested heavily in panel and component inventory during the third quarter to support a growing backlog of project activity,” noted Jason Bonfigt, Chief Financial Officer of Sunworks. “During a period of broader supply chain disruption for the industry, we believe investment in critical componentry remains a prudent allocation of capital, one that positions us to capitalize on favorable demand conditions, while mitigating materials sourcing risk.”

“During the third quarter, we raised $7.3 million under our at-the-market (ATM) equity program to support strategic growth,” concluded Bonfigt. “At the end of the third quarter, we had no debt and $14.5 million in cash to support the ongoing growth of our business.”

“Today, our industry has the technology to provide affordable, reliable electricity to every home and business in America,” concluded Morris. “Sunworks remains a pioneer in the renewable energy revolution, one well-positioned to capitalize on the underserved, fragmented residential and commercial solar markets where we’ve built a leading market position. Looking ahead, we remain focused on continuing to drive incremental improvement within all areas of our business.”

STRATEGIC UPDATE

Increase the velocity of installation. Sunworks believes a reduction in the time required to install a residential solar installation improves both pricing power with third-party channel relationships and customer retention. During the second and third quarters of 2022, Sunworks decentralized all design, permitting and scheduling activities to local and regional Company teams, while continuing to leverage the benefits of scale across shared services. The Company will continue to utilize lean principles and practices to optimize workflow and improve installation timelines to improve customer experience.

Expand cost-efficient direct sales channel. Sunworks has embarked on a multi-year initiative to develop a robust, direct sales team designed to complement its third-party channel partners. This direct sales team is incentivized to develop business across the residential markets where Sunworks operates, with an emphasis on rooftop solar installations. During the third quarter of 2022, the direct sales team was responsible for 24% of total residential installation revenue, versus approximately 4% in the prior-year period.

Drive efficient sourcing and procurement. The Company intends to shift an increased proportion of its sourcing from foreign, third-party distribution channels toward U.S. based original equipment manufacturers, an approach that will allow for improved surety of supply. By year-end 2024, the Company intends to source a significant share of its panel and component inventory from U.S. based producers, whereas no materials are currently sourced domestically. During the third quarter, Sunworks’ grew total inventory by $8.1 million sequentially to $26.9 million, thereby increasing product availability during a period of elevated customer demand.

Drive sustained margin expansion. The Company believes key drivers of margin expansion include programmatic price increases; market share gains in both its core California commercial market and new geographic regions; reductions in lead times; optimization of its sales channel partner network; an increased mix of revenue derived from its direct sales force; increased productivity resulting from recent headcount investments; and the adoption of lean principles to reduce cost and drive continuous improvement. Sunworks expects to achieve improved margin realization in the fourth quarter of 2022, when compared to the first nine months of 2022, as recent performance improvement initiatives are further implemented.

THIRD QUARTER 2022 SUMMARY

For the three months ended September 30, 2022, Sunworks reported total revenue of $40.7 million, versus $31.2 million in the prior-year period. The year-over-year growth in revenue was attributable mainly to increased contributions from the Residential Solar segment, which benefited from a growth in installation volumes. Commercial Solar Energy revenue declined $3.8 million compared to the prior year period, primary driven by lower order intake in the preceding periods. During the third quarter, residential and commercial revenues represented approximately 92% and 8% of total revenue, respectively.

Total gross profit increased to $19.5 million in the third quarter 2022, versus $13.1 million in the prior-year period. The year-over-year variance was primarily attributable to growth in customer acquisition and operational improvements throughout the business, including increased focus on accuracy in estimating, quoting and improved execution, partially offset by inflationary pressures on materials and labor.

The Company reported a net loss of $5.4 million in the third quarter 2022, or ($0.16) per basic share, versus a net loss of $6.5 million in the prior-year period, or ($0.24) per basic share. The year-over-year variance was primarily attributable to lower amortization expense associated with the Solcius acquisition and lower stock compensation expense, partially offset by inflationary pressures on materials and labor, as well as investments to support anticipated growth in each of the Company’s segments.

Adjusted EBITDA was a loss of $3.7 million in the third quarter 2022, compared to a loss of $3.3 million in the third quarter 2021. A reconciliation of GAAP to non-GAAP financial measures is provided below.

NON-GAAP FINANCIAL MEASURES

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes and depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense, goodwill impairment and acquisition transaction expenses. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss).

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. We believe these non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results. These non-GAAP financial measures, as we calculate them, may not be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.

	Three Months Ended		Year To Date
	Sept 30, 2022	Sept 30, 2021	Sept 30, 2022	Sept 30, 2021
Reconciliation of Net Loss to Adjusted EBITDA
Net Loss	$(5,393)	$(6,460)	$(21,185)	$(13,140)
PPP Loan Forgiveness	0	0	0	(2,881)
Stock-based compensation	364	1,206	2,019	2,470
Depreciation and amortization	1,232	1,930	3,827	3,900
Interest expense	50	10	115	40
Income Tax Expense	0	0	94	0
Acquisition Transaction Expenses	0	25	0	775
Adjusted EBITDA	$(3,747)	$(3,289)	$(15,130)	$(8,836)

THIRD QUARTER 2022 CONFERENCE CALL

A conference call will be held today at 1:00 P.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Sunworks’ website at https://ir.sunworksusa.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the live teleconference on November 8, 2022:

Call Dial-In:	1-877-407-0789
Conference ID:	13733407

To listen to a replay of the teleconference through November 22, 2022:

Call Replay:	1-844-512-2921
Replay Passcode:	13733407

ABOUT SUNWORKS

Sunworks has been providing high-performance solar and battery storage solutions since 2000. It acquired Solcius in 2021 to extend its national presence and provide high-quality, performance-oriented solutions to sectors ranging from residential to agricultural, commercial, industrial, federal, and public works. Today, Sunworks is proudly paving the way toward the democratization of renewable energy for all with their agile, partner-centric, and technology-agnostic network that has installed over 200 MW of solar and battery storage systems. Their dependable, solutions-oriented teams are recognized in the industry for their commitment to customer service and renewable energy advancement. Sunworks was recently recognized by Solar Power World as a leading solar supplier and is a member of the Solar Energy Industries Association (SEIA). For more information, visit www.sunworksusa.com and www.solcius.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements regarding the impact of price increases, the Company’s ability to scale its decentralized operational model, the Company’s ability to increase margins, the strength of demand for the Company’s products, the impact of increased inventory, and the Company’s ability to diversify sourcing of materials. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Sunworks. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sunworks’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR RELATIONS CONTACT

720.778.2415
IR@sunworksusa.com

SUNWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2022 AND DECEMBER 31, 2021

(in thousands, except share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$14,273	$19,719
Restricted cash	248	323
Accounts receivable, net	7,633	4,568
Inventory	26,927	10,219
Contract assets	24,722	14,498
Other current assets	3,278	4,154
Total Current Assets	77,081	53,481
Property and equipment, net	2,494	3,195
Finance lease right-of-use assets, net	1,888	1,407
Operating lease right-of-use assets	1,937	2,502
Deposits	162	132
Intangible assets, net	5,620	7,910
Goodwill	32,186	32,186
Total Assets	$121,368	$100,813

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$19,160	$11,127
Contract liabilities	26,695	12,201
Finance lease liability, current portion	491	424
Operating lease liability, current portion	905	993
Total Current Liabilities	47,251	24,745

Long-Term Liabilities:
Finance lease liability, net of current portion	997	542
Operating lease liability, net of current portion	1,032	1,509
Warranty liability	1,431	1,251
Total Long-Term Liabilities	3,460	3,302
Total Liabilities	50,711	28,047

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, $0.001 par value, 5,000,000 authorized shares; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 authorized shares; 35,161,648 and 29,193,772 shares issued and outstanding, at September 30, 2022 and December 31, 2021, respectively	35	29
Additional paid-in capital	207,067	187,997
Accumulated deficit	(136,445)	(115,260)
Total Shareholders’ Equity	70,657	72,766

Total Liabilities and Shareholders’ Equity	$121,368	$100,813

SUNWORKS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 and 2021

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Revenue, net	$40,713	$31,220	$108,306	$69,480

Cost of Goods Sold	21,204	18,150	59,030	42,348

Gross Profit	19,509	13,070	49,276	27,132

Operating Expenses:
Selling and marketing	14,773	10,072	41,320	21,468
General and administrative	8,718	7,185	24,025	17,081
Stock-based compensation	364	1,206	2,019	2,470
Depreciation and amortization	1,056	1,062	3,177	2,160

Total Operating Expenses	24,911	19,525	70,541	43,179

Operating Loss	(5,402)	(6,455)	(21,265)	(16,047)

Other Income (Expense)
Other income (expense), net	(6)	5	46	2,896
Interest expense	(50)	(10)	(115)	(40)
Gain on disposal of property and equipment	65	-	243	51

Total Other Income (Expense), net	9	(5)	174	2,907

Loss before Income Taxes	(5,393)	(6,460)	(21,091)	(13,140)

Income Tax Expense	-	-	94	-

Net Loss	$(5,393)	$(6,460)	$(21,185)	$(13,140)